Exhibit 10.46

GRUBHUB INC.

2013 OMNIBUS INCENTIVE PLAN STOCK OPTION GRANT NOTICE

Pursuant to its 2013 Omnibus Incentive Plan, as amended from time to time (the “Plan”), GrubHub Inc., a Delaware corporation (the “Company”), hereby grants to the individual listed below (the “Optionee”), an option to purchase the number of shares of the Company’s Common Stock (“Shares”) set forth below (the “Option”), subject to the terms and conditions set forth herein, in the Plan, and in the certain Stock Option Agreement attached hereto as Exhibit A (the “Option Agreement”), each of which is incorporated herein by reference. Unless otherwise defined herein, the capitalized terms used herein will have the meanings assigned to them in the Plan and the Option Agreement.

NOTICE OF STOCK OPTION GRANT

Optionee: Date of Grant:

Exercise Price Per Share:

Total Number of Shares Granted: Term/Expiration Date:

Type of Option: Incentive Stock OptionNon-Qualified Stock Options

Vesting Schedule: The Shares subject to this Option shall vest according to the following schedule:

Exhibit A

STOCK OPTION AGREEMENT

Pursuant to the Stock Option Grant Notice (the “Grant Notice”) to which this Stock Option Agreement (the “Agreement”) is attached, GrubHub Inc., a Delaware corporation (the “Company”), has granted to Optionee (as set forth in the Grant Notice) an option to purchase the number of shares of Common Stock (“Shares”) under the GrubHub Inc. 2013 Omnibus Incentive Plan (the “Plan”) indicated in the Grant Notice, at the exercise price per share set forth in the Grant Notice (the “Exercise Price”).

1.Plan Incorporated By Reference. Notwithstanding anything to the contrary in this Option Agreement, this grant of an Option is subject to the terms, definitions, and provisions of the Plan, which is incorporated herein by reference.

2.Option Type. If designated in the Grant Notice as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code; provided, however, that to the extent that the aggregate Fair Market Value of the Common Stock with respect to which Incentive Stock Options (within the meaning of Code Section 422, but without regard to Code Section 422(d)), including the Option, are exercisable for the first time by Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company (or any “parent corporation” or “subsidiary corporation” thereof within the meaning of Code Sections 424(e) or 424(f), respectively)) exceeds one hundred thousand dollars ($100,000), such options shall be treated as not qualifying under Code Section 422, but rather shall be treated as Non-Qualified Stock Options to the extent required by Code Section 422. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted. For purposes of these rules, the Fair Market Value of the Common Stock shall be determined as of the time the Option with respect to such Common Stock is granted.

3.Exercise of Option. This Option is exercisable as follows:

a.Right to Exercise.

i.

This Option shall be exercisable cumulatively according to the vesting schedule set out in the Grant Notice. For purposes of this Option Agreement, the Shares subject to this Option shall vest based on Optionee’s continued status as a Service Provider, unless otherwise determined by the Administrator.

ii.	This Option may not be exercised for a fraction of a Share.

iii.

In the event of Optionee’s death, Disability, or other termination of Optionee’s status as a Service Provider, the exercisability of the Option shall be governed by Sections 5, 6, 7, and 8 hereof, subject to the limitations in this Section 3.

iv.

In the event the exercise of the Option following the termination of Optionee’s status as a Service Provider would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the Term/Expiration Date of the Option as set forth in the Grant Notice or (ii) the expiration of a period of three (3) months after the termination of Optionee’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

v.	In no event may this Option be exercised after the Term/Expiration Date of this Option as set forth in the Grant Notice.

b.Method of Exercise. This Option shall be exercisable, to the extent vested, (i) electronically, in such manner as may be provided for via the internet website maintained by the Company’s third-party Plan administrator or (ii) by written notice to the Company (the “Exercise Notice”). The Exercise Notice shall state the number of Shares for which the Option is being exercised, and such other representations and agreements with respect to such Shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be signed by Optionee and shall be delivered in person or by certified mail to the Secretary of the Company or such other authorized representative of the Company. Payment of the Exercise Price, including payment of any applicable withholding tax, is required to exercise an Option. No Shares shall be issued pursuant to the exercise of an Option unless the requirements of Section 10(g) of the Plan (“Conditions on Delivery of Stock”) have been satisfied.

4.Method  of Payment. Payment of the Exercise Price shall be by any of the following at the election of Optionee:

a.cash;

b.check;

c.with the consent of the Administrator, delivery of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the Exercise Price and any required tax withholding, or delivery by Optionee to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the Exercise Price and any required tax withholding. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements with one or more brokerage firms;

d.with the consent of the Administrator, delivery (either by actual delivery or attestation) of Shares owned by Optionee valued at their Fair Market

Value, provided (A) such method of payment is then permitted under Applicable Laws, (B) such Shares, if acquired directly from the Company, were owned by Optionee for such minimum period of time, if any, as may be established by the Company at any time, and (C) such Shares are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

e.with the consent of the Administrator, surrender of Shares then issuable upon exercise of the Option valued at their Fair Market Value on the date of exercise;

f.with the consent of the Administrator, property of any kind which constitutes good and valuable consideration as determined by the Administrator; or

g.with the consent of the Administrator, any combination of the foregoing methods of payment.

5.Restrictions on Exercise. If the issuance of Shares upon such exercise or if the method of payment for such Shares would constitute a violation of any applicable federal or state securities or other law or regulation, then the Option may not be exercised. The Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation before allowing the Option to be exercised.

6.Termination of Relationship. If Optionee ceases to be a Service Provider (other than by reason of Optionee’s death or Disability), Optionee may exercise the Option during the three (3) month period immediately following the date Optionee ceases to be a Service Provider to the extent the Option was vested on such date (and in no event later than the expiration date of the term of this Option as set forth in the Grant Notice). To the extent that Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

7.Disability of Optionee. If Optionee ceases to be a Service Provider as a result of his or her Disability, Optionee may exercise any portion of the Option that was vested as of Optionee’s termination date for a period of twelve (12) months following the date Optionee ceases to be a Service Provider (and in no event later than the expiration date of the term of this Option as set forth in the Grant Notice). To the extent that Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

8.Death of Optionee. If Optionee ceases to be a Service Provider as a result of the death of Optionee, Optionee’s estate or a person who acquires the right to exercise the Option by bequest or inheritance may exercise any portion of the Option that was vested as of the date of Optionee’s death for a period of twelve (12) months following the date of Optionee’s death (and in no event later than the expiration date of the term of this Option as set forth in the Grant Notice). To the extent that the Option is not exercised within the time specified herein, the Option shall terminate.

9.Early Termination of Option. Notwithstanding anything herein to the contrary, the Administrator may determine in its sole discretion that the Option is terminated as of the date Optionee ceases to be a Service Provider for any reason with regard to any portion of the Option that is not vested as of such date.

10.Non-Transferability of Option. This Option may not be transferred in any manner except by will or by the laws of descent or distribution. It may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors, and assigns of Optionee.

11.Term of Option. This Option may be exercised only within the term set out in the Grant Notice.

12.Restrictions on Shares. Optionee hereby agrees that any Shares purchased upon the exercise of the Option shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are listed, and any applicable Federal or state laws; and the Administrator may cause orders or designations to be placed upon the books and records of the Company’s transfer agent to make appropriate reference to such restrictions. Other restrictions may, in the Administrator’s sole discretion, be contained in the Exercise Notice with respect to the Option or in such other agreement as the Administrator shall determine and which Optionee hereby agrees to enter into at the request of the Company.

13.Entire Agreement. This Agreement, the Grant Notice and the Plan constitute the entire contact between the parties hereto with regard to the subject matter hereof and supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

14.Rules Particular to Specific Countries.

a.Generally. Optionee shall, if required by the Administrator, enter into an election with the Company or a Subsidiary (in a form approved by the Company) under which any liability to the Company’s (or a Subsidiary’s) Tax Liability, including, but not limited to, National Insurance Contributions (“NICs”) and the Fringe Benefit Tax (“FBT”), is transferred to and met by Optionee. For purposes of this Section 14, Tax Liability shall mean any and all liability under applicable non-U.S. laws, rules, or regulations from any income tax, the Company’s (or a Subsidiary’s)  NICs, FBT, or similar liability under non-U.S. laws, and Optionee’s NICs, FBT, or similar liability that are attributable to: (A) the grant or exercise of, or any other benefit derived by Optionee from the Option; (B) the acquisition by Optionee of the Shares on exercise of the Option; or (C) the disposal of any Shares acquired upon exercise of the Option.

b.Tax Indemnity. Optionee shall indemnify and keep indemnified the Company and any of its Subsidiaries from and against any Tax Liability.

15.Not a Contract or Guarantee of Employment. Subject to applicable law, nothing in this Option Agreement, in the Grant Notice or in the Plan shall confer upon Optionee any right to continue to serve as a Service Provider, nor shall it interfere in any way with the Company’s right to terminate Optionee’s Service Provider relationship at any time, with or without cause and with or without prior notice.

16.Optionee Acknowledgement. Optionee represents that he or she has read this Agreement and is familiar with its terms and provisions. Optionee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Board or other administrator of the Plan upon any questions arising under this Agreement.